EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of MAPICS, Inc., a Georgia corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

     In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this February 13, 2004.

Date: February 13, 2004

MORGAN STANLEY		MORGAN STANLEY DEAN WITTER VENTURE INVESTORS IV, L.P.

By:	/s/ Dennine Bullard	By:	MSDW Venture Partners IV, L.L.C. its General Partners
	Name: Dennine Bullard	By:	MSDW Venture Partners, IV, Inc. its Members
Title: Authorized Signatory
		By:	/s/ Debra Abramovitz
MSDW VENTURE PARTNERS IV, INC.			Name: Debra Abramovitz
Title: Executive Director
By:	/s/ Debra Abramovitz
	Name: Debra Abramovitz Title: Executive Director	MORGAN STANLEY DEAN WITTER VENTURE OFFSHORE INVESTORS IV, L.P.

MSDW VENTURE PARTNERS IV, L.L.C.		By:	MSDW Venture Partners IV, L.L.C. its General Partner
		By:	MSDW Venture Partners IV, Inc. its Member
By:	MSDW Venture Partners IV, Inc. its Member
		By:	/s/ Debra Abramovitz
By:	/s/ Debra Abramovitz		Name: Debra Abramovitz Title: Executive Director
Name: Debra Abramovitz Title: Executive Director

MORGAN STANLEY DEAN WITTER VENTURE PARTNERS IV, L.P.

By:	MSDW Venture Partners IV, L.L.C. its General Partners
By:	MSDW Venture Partners, IV, Inc. its Members

By:	/s/ Debra Abramovitz
Name: Debra Abramovitz Title: Executive Director
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MORGAN STANLEY DEAN WITTER EQUITY FUNDING, INC.

By:	/s/ James T. Keane
Name: James T. Keane
Title: Vice President

MSDW OIP INVESTORS, INC.

By:	/s/ James T. Keane
Name: James T. Keane
Title: Vice President

ORIGINATORS INVESTMENT PLAN, L.P.

By:	MSDW OIP Investors, Inc., its General Partner

By:	/s/ James T. Keane
Name: James T. Keane
Title: Vice President

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